Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

1. The name of the Corporation is NeOnc Technologies Holdings, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was January 5, 2023 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which amends and restated the Original Certificate in its entirety, has been approved by the board of directors of the Corporation in accordance with Sections 242 and 245 of the DGCL and by the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3. The Original Certificate of this Corporation is hereby amended and restated in its entirety by the Restated Certificate as set forth in Exhibit A attached hereto.

4. This Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, NeOnc Technologies Holdings, Inc., has caused this Restated Certificate to be executed by its duly authorized officer as of this ____, day of _____________, 2024.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Dr. Thomas C. Chen
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEONC TECHNOLOGIES HOLDINGS, INC.

ARTICLE I. – NAME

The name of this Corporation is NeOnc Technologies Holdings, Inc.

ARTICLE II. – REGISTERED AGENT

The address of the registered office of the Corporation is 13 W. Main Street, P.O. Box 953, Felton, County of Kent, DE 19943 and the name of the registered agent of the Company at such address is Telos Legal Corp.

ARTICLE III. – PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as amended from time to time.

ARTICLE IV. – AUTHORIZED STOCK

A. Authorized Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred ten million (110,000,000) shares of which (i) one hundred million (100,000,000) shares shall be designated Common Stock and have a par value of $0.0001 per share, and ten million (10,000,000) shares shall be designated Preferred Stock and have a par value of $0.0001 per share.

B. Common Stock. Each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock. No holder of shares of Common Stock shall have the right to cumulate votes. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).

C. Preferred Stock. The board of directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock and subject to any limitations prescribed by law, for the issuance of shares of the Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the following:

(i) The number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to voting rights provided by law and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption as the board of directors shall determine;

(vi) The rights of the shares of that series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of that series.

The number of authorized shares of Preferred Stock or any series thereof may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V. – BOARD OF DIRECTORS

A. Management of Business. The business and affairs of the Corporation shall be vested in its board of directors.

B. Number. The number of directors of the Corporation shall be fixed from time to time by the board of directors either by resolutions or a bylaw adopted by the affirmative vote of a majority of the entire board of directors.

C. Written Ballot. Directors need not be elected by written ballot unless required by the bylaws of the Corporation.

D. Removal.

(i) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances or remove such directors elected by the holders of such series of Preferred Stock, neither the board of directors nor any individual director may be removed without cause.

(ii) Subject to any limitation imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Company then entitled to vote generally at an election of directors, voting together as a single class.

E. Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, upon the filing of this Restated Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The board of directors is authorized to assign members of the board of directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the board of directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

ARTICLE VI. – STOCKHOLDER ACTIONS

A. Special Meetings. Special meetings of the stockholders may be called by a majority of the board of directors, the chairman of the board, the chief executive officer or the president, and not by any other person.

B. Actions by Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of the stockholders without a meeting.

C. Notices. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the bylaws.

ARTICLE VII. – LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent provided by application law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, in the case of directors only, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or amendment to this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such repeal or amendment.

ARTICLE VIII. – INDEMNIFICATION

This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under Delaware law.

ARTICLE IX. – CHOICE OF FORUM

A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action, arising out of or pursuant to any provision of the Delaware General Corporation Law, this Restated Certificate or the bylaws of the Corporation (as each may be amended from time to time); (iv) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C. Notice. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Restated Certificate.

D. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X. – AMENDMENT OF BYLAWS

A. Board of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the board of directors.

B. Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Restated Certificate, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class.

ARTICLE XI. – AMENDMENT OF RESTATED CERTIFICATE

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation, except as provided in paragraph B of this Article XI.

B. Notwithstanding any other provisions of this Restated Certificate, or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, IX, X, and XI.

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